Exhibit 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of the Effective Date by and among First Bancorp (the “Company”) and First Bank (the “Bank” and collectively with the Company, the “Employer”) and Michael G. Mayer (“Executive”).

BACKGROUND

WHEREAS, the Employer and Executive entered into an Employment Agreement, effective as of March 10, 2014 (the “Prior Agreement”); and

WHEREAS, the expertise and experience of Executive and Executive’s relationships and reputation in the financial institutions industry are extremely valuable to the Employer; and

WHEREAS, it is in the best interests of the Employer to employ and retain experienced executive officers to further the Employer’s efficient and profitable operations in order to enhance the value of its shareholders’ investments; and

WHEREAS, the Employer desires to provide substantial benefits to Executive to which Executive would not be otherwise entitled and to obtain from Executive covenants protecting the Employer’s customer relationships, confidential information and trade secrets, and Executive desires to obtain such benefits and is willing to enter into such covenants; and

WHEREAS, the Employer desires to amend and restate the Prior Agreement as set forth herein and Executive agrees to such amendment and restatement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 o’clock, a.m., on February 1, 2022 (the “Effective Date”).

2.       Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

Term	Section
Accrued Obligations	Section 8(a)(i)(A)
ADA Act	Section 7(a)
Base Salary	Section 6(a)
Bank Group	Section 12(a)
Benefit Plans	Section 6(c)
Business	Section 12(a)
Cause	Section 7(b)
CEO	Section 3

Change of Control	Section 9(b)
Change of Control Termination	Section 9(a)
Change of Control Termination Date	Section 9(a)
COBRA	Section 8(a)(ii)
COBRA Reimbursement	Section 8(a)(ii)
Code	Section 7(h)
Compete	Section 12(a)
Continuing Period	Section 9(c)(ii)
Commissioner	Section 14(d)
Confidential Information	Section 15(a)(vi)
Covered Person	Section 12(b)
Date of Termination	Section 7(g)
Disability	Section 7(a)
Disability Effective Date	Section 7(a)
Dodd-Frank Act	Section 15(e)
Effective Date	Section 1
Employment Period	Section 4
FDIC	Section 14(d)
FRB	Section 14(d)
Good Reason	Section 7(d)
Group	Section 9(b)(i)
Notice of Termination	Section 7(f)
Other Benefits	Section 8(b)
Person	Section 9(b)(i)
Rules	Section 12(e)
Restricted Period	Section 12(a)
Section 409A	Section 7(h)
Severance Payment	Section 8(a)(i)(B)
Terminate	Section 7(h)
Termination Without Cause	Section 7(c)
Territory	Section 12(a)
Trade Secrets	Section 15(a)(v)
Voluntary Termination	Section 7(e)
Welfare Benefit Plans	Section 6(d)

3.       Employment. Executive is employed as the President of the Company and the Bank and the Chief Executive Officer of the Bank. Executive’s responsibilities, duties, prerogatives and authority in such offices, and the clerical, administrative and other support staff and office facilities provided to Executive, shall be those customary for persons holding such offices with institutions that are a part of the financial institutions industry. Executive shall report directly to the Chief Executive Officer of the Company (the “CEO”).

4.       Employment Period. Unless earlier Terminated in accordance with Sections 7 or 9 hereof, the term of this Agreement and Executive’s employment hereunder shall begin as of the Effective Date and shall end on the first (1st) anniversary of the Effective Date; provided, however, that on the first and each succeeding anniversary of the Effective Date Executive’s period of employment hereunder shall be extended for one (1) year unless at least 90 days prior to an anniversary of the Effective Date either the Employer or Executive shall give written notice of non-extension to the other (the “Employment Period”).

5.       Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to provide Executive’s full business time and attention to the business and affairs of the Employer and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently Executive’s responsibilities and duties under this Agreement. Nothing in this Agreement is intended or should be construed as prohibiting Executive from engaging in charitable, trade association, professional licensing, professional continuing education, or civic activities or from managing Executive’s personal investments or affairs.

6.       Compensation and Benefits.

(a)       Base Salary. During the Employment Period, the Employer will pay to Executive a base salary of at least $725,000 (as increased pursuant to this Agreement, the “Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. In accordance with the policies and procedures of the Board of Directors of the Company and the Bank, the Employer shall review Executive’s total compensation at least annually and in its sole discretion may increase, but may not decrease, Executive’s Base Salary and total compensation from year to year. The annual review of Executive’s total compensation will consider, among other things, changes in the cost of living, Executive’s own performance and the Company’s and the Bank’s performance.

(b)       Incentive Plans. During the Employment Period, Executive shall be entitled (i) to participate in all annual incentive plans of the Employer and any successor or substitute plans and (ii) to participate in all long-term incentive plans of the Employer and any successor or substitute plans, in each case in at least as favorable a manner as any other participant who is a member of the senior executive management of the Company or the Bank.

(c)       Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all of the Employer’s savings, pension and retirement plans, practices, policies in at least as favorable a manner as any other participant who is a member of the senior executive management of the Company or the Bank (the “Benefit Plans”).

(d)       Welfare Benefit Plans. During the Employment Period, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, cancer, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) (“Welfare Benefit Plans”) to the extent applicable to its employees generally.

(e)       Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Bank to the extent applicable to its employees generally. The expenses eligible for reimbursement under this Section 6(e) in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive’s rights under this Section 6(e) are not subject to liquidation or exchange for any other benefit.

(f)       Fringe and Similar Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Employer applicable to its employees generally.

(g)       Disability, Sick and Other Leave. During the Employment Period, Executive shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of the Bank.

7.       Termination of Employment Other Than In Connection With A Change Of Control.

(a)       Death or Disability. Executive’s employment with the Employer shall Terminate automatically upon Executive’s death during the Employment Period. If the Employer determines in good faith that the Disability of Executive has occurred during the Employment Period, it may give to Executive written notice in accordance with Sections 7(e) and 17(i) of this Agreement of its intention to Terminate Executive’s employment. In such event, Executive’s employment with the Employer shall Terminate effective on the 60th day after receipt of such written notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean Executive’s inability to perform the essential functions of Executive’s employment due to illness, injury or mental or physical impairment, which inability cannot be remedies by any reasonable accommodation the Employer may be required to provide Executive under the Americans With Disabilities Act, 42 U.S.C. 1210 et seq. (the “ADA Act”), on a full-time basis for 90 consecutive business days or a total of 180 non-consecutive business days in a single 12 month period, subject to (i) the Employer’s obligations, and Executive’s rights, under (A) the ADA Act, and (B) the Family and Medical Leave Act, 29 U. S.C. §§ 2601 et seq. (and the regulations promulgated under the foregoing Acts), and (ii) the exclusion from such business day calculation of any business days which Executive is permitted to be absent under the disability, sick or other leave policies of the Bank as provided in Section 6(g).

(b)       Cause. The Employer may Terminate Executive’s employment with the Employer for Cause. For purposes of this Agreement, “Cause” shall mean:

(i)	the continued failure of Executive to perform substantially Executive’s duties with the Employer, other than any such failure resulting from Disability, after a written demand for substantial performance is delivered to Executive by the CEO which specifically identifies the manner in which the CEO believes that

Executive has not substantially performed Executive’s duties; provided, that Executive shall have 30 days from the receipt of such written demand to cure such continued failure to substantially perform Executive’s duties;

(ii)	the willful engaging by Executive in illegal conduct (other than misdemeanor traffic and similar violations) or gross misconduct;

(iii)	a willful and material act of personal dishonesty;

(iv)	continued insubordination with respect to directives of the CEO after receipt of a written warning from the CEO with respect thereto; or

(v)	a willful act by Executive which constitutes a material breach of Executive’s fiduciary duty to the Employer.

(c)       Without Cause. The Employer may Terminate Executive’s employment without Cause (“Termination Without Cause”).

(d)       Good Reason. Executive may Terminate Executive’s employment with the Employer for Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i) a change in the executive offices of the Employer assigned to Executive pursuant to this Agreement; (ii) a material diminution in Executive’s authority, duties, or responsibilities specified in Section 3; (iii) a material change in the geographic location at which Executive must perform the services to be performed by Executive pursuant to this Agreement (it being agreed that Executive shall maintain Executive’s offices in Southern Pines, North Carolina); and (iv) any other action or inaction that constitutes a material breach by the Employer of this Agreement; provided, however, that Executive must provide notice to the Employer of the condition Executive contends is Good Reason within 30 days of the initial existence of the condition, and the Employer must have a period of at least 30 days to remedy the condition. If the condition is not remedied, Executive must provide a Notice of Termination as set forth in Sections 7(f) and 17(i) within 30 days of the end of the Employer’s remedy period. Notwithstanding anything in this Section 7(d) to the contrary, no event shall constitute Good Reason unless such event would qualify as “good reason” under Section 409A.

(e)       Retirement or Resignation. Executive may voluntarily retire or resign upon giving notice as required in Sections 7(f) and 17(i) of this Agreement and thereby Terminate Executive’s employment with the Employer (a “Voluntary Termination”).

(f)       Notice of Termination. Any Termination (other than for death) shall be communicated by a Notice of Termination given in accordance with Section 17(i) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the

Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than 30 days after the giving of such Notice of Termination except as otherwise provided in Section 7(a) or Section 7(d)). The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause, or Good Reason shall not waive any right of Executive or the Employer hereunder or preclude Executive or the Employer from asserting such fact or circumstance in enforcing Executive’s or the Employer’s rights hereunder.

(g)       Date of Termination. “Date of Termination” means (i) if Executive’s employment is Terminated by the Employer for Cause or Terminated Without Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive’s employment is Terminated by a Voluntary Termination, the date of receipt of the Notice of Termination, and (iii) if Executive’s employment is Terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

(h)       For purposes of this Agreement, “Terminate” (and variations and derivatives thereof) shall mean, when used in connection with a cessation of employment, that Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance and regulations issued thereunder (“Section 409A”).

8.       Obligations of the Employer Upon Termination (Other Than In Connection With A Change Of Control). The provisions of this Section 8 apply only to Terminations that are not in connection with a Change of Control.

(a)       Termination Without Cause or for Good Reason. If, during the Employment Period, the Employer shall Terminate Executive’s employment Without Cause or Executive shall Terminate Executive’s employment for Good Reason, then in consideration of Executive’s services rendered prior to such Termination;

(i)	the Employer shall pay to Executive a lump sum in cash on the 30th day after the Date of Termination equal to the aggregate of the following amounts:

A.	the sum of (1) Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any accrued vacation, sick and other leave pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”); and

B.	the amount equal to one (1) times Executive’s then existing Base Salary (the “Severance Payment”);
(ii)	if Executive is eligible for and timely and properly elects continuation coverage under the Consolidated Omnibus

Budget Reconciliation Act of 1985, 29 U.S.C. §§ 1161 et seq. (“COBRA”), the Employer shall reimburse Executive monthly for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents for one (1) year following the Date of Termination (the “COBRA Reimbursement”). If the terms of the applicable plan documents do not allow the Employer to continue to provide COBRA coverage to Executive and Executive’s dependents beyond the expiration of the statutorily proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive and Executive’s dependents for the duration of such one (1) year period; provided, however, that the Employer’s obligations under this item (ii) shall terminate on the date on which Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage; and

(b)       Death. If Executive’s employment is Terminated by reason of Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement, except that (i) Accrued Obligations shall timely be paid as provided below and (ii) Other Benefits shall be timely paid or provided as described below. Accrued Obligations shall be paid to Executive’s estate. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(b) shall mean, and Executive’s estate and/or beneficiaries shall be entitled to receive, all benefits under the Employer’s Welfare Benefit Plans relating to death benefits. Without limiting the foregoing, the Employer shall pay any premium required for any “qualified beneficiary” of Executive to continue his or her health care coverage in accordance with COBRA for one (1) year following the date of death.

(c)       Disability. If Executive’s employment is Terminated by reason of Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) Accrued Obligations shall be timely paid as provided below and (ii) Other Benefits shall be timely paid or provided as described below. Accrued Obligations shall be paid to Executive in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, (1) all benefits under all Welfare Benefit Plans relating to disability and (2) the COBRA Reimbursement.

(d)       Cause; Voluntary Termination. If Executive’s employment shall be Terminated for Cause or Executive shall effect a Voluntary Termination, in either case during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that Executive’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to Executive’s rights, if any, under COBRA.

9.       Termination In Connection With a Change of Control.

(a)       Change of Control Termination. In the event that, at the time of or within one (1) year after a Change of Control, and during the Employment Period, Executive’s employment is Terminated Without Cause by the Employer or Executive Terminates Executive’s employment for Good Reason (a “Change of Control Termination”), Executive shall be entitled to receive the payments and benefits specified in this Section 9. The date on which Executive receives notice in accordance with Section 17(i) of a Change of Control Termination shall be deemed the “Change of Control Termination Date”.

(b)       Definition of Change of Control. For purposes of this Agreement, “Change of Control” shall mean (i) a Change in Effective Control; (ii) a Change of Asset Ownership; or (iii) a Change of Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i)        “Change in Effective Control” shall mean the date either (A) a Person or Group (each as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires (or has acquired during the preceding 12 months) ownership of stock of the Company or the Bank possessing 30% or more of the total voting power of the outstanding stock of the Company or the Bank, as applicable, or (B) a majority of the members of the Board of Directors of the Company is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of such Board prior to such election.

(ii)        “Change of Asset Ownership” shall mean the date a Person or Group acquires (or has acquired during the preceding 12 months) assets from the Employer that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

(iii)        “Change of Ownership” shall mean the date a Person or Group acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; provided that such Person or Group did not previously own 50% or more of the value or voting power of the outstanding stock of the Company.

(c)       Change of Control Payments and Benefits. Upon a Change Of Control Termination:

(i)	The Employer shall pay to Executive in a lump sum in cash on the 30th day after the date of the Change of Control Termination Date the aggregate of the following amounts:

(A)         the sum of the Accrued Obligations; and

(B)	two point ninety-nine (2.99) times Executive’s then Base Salary; and

(C)	provided, however, that if during the Restricted Period, Executive is found by a court of competent jurisdiction to have breached the provisions of Section 12 or Section 15, no payments shall be due under paragraph (B) following the date of such find and any such payment previously made shall be repaid by Executive;

(ii)	if Executive is eligible for and timely and properly elects continuation coverage under COBRA, the Employer shall reimburse the Executive monthly for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents for a period of one (1) year after the Change in Control Termination Date. If the terms of the applicable plan documents do not allow the Employer to continue to provide COBRA coverage to Executive and Executive’s dependents beyond the expiration of the statutorily proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive and Executive’s dependents for the duration of such one (1) year period; provided, however, that the Employer’s obligations under this item (ii) shall terminate on the date on which Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage;

(iii)	To the extent permissible under the applicable Welfare Benefit Plans, for the number of days remaining in the Employment Period from and after the Change of Control Termination Date (the “Continuing Period”), the Employer shall pay to Executive monthly an amount equal to the premiums necessary to provide benefits (other than medical and dental benefits covered by the reimbursement provided in Section 9(c)(ii)) necessary to provide benefits to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Executive’s employment had not been Terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Executive would receive under the Welfare Benefit Plans under this item (iii), the Employer’s obligation to provide such benefits shall terminate on the date Executive enrolls in a plan or plans provided substantially similar coverages. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed through the Continuing Period and to have retired on the last day of such period.

10.       Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy, or practice provided by the Employer and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Employer. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer at or subsequent to a Date of Termination or Change of Control Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement except as explicitly modified by this Agreement.

11.       Full Settlement. The Employer’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement; provided, however, that Executive’s right to receive any payment under Section 8(a)(ii) or Section 9(c)(ii) or (iii), as applicable, and to receive benefits under Welfare Benefit Plans to the extent that Executive obtains other employment shall be limited as provided in Section 8(a)(ii) or Section 9(c)(ii) or (iii), as applicable. The Employer agrees to recognize as an indebtedness to Executive and shall pay as incurred all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the “applicable federal rate” provided for in Section 7872(f)(2)(A) of the Code. The expenses eligible for payment under this Section 11 in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year.

12.       Covenants.

(a)       Covenant Not to Compete. During the 12 calendar month period following the calendar month in which the Date of Termination or Change of Control Termination Date, as applicable, of Executive’s employment for Cause, Executive’s Voluntary Termination of Executive’s employment or a Change of Control Termination occurs (the “Restricted Period”), Executive shall not within the geographic areas composed of the circles surrounding the Bank’s banking offices as of the Termination of Executive’s employment, with each such circle having the applicable banking office as its center point and a radius of 25 miles (the “Territory”), Compete with the Company or any of its subsidiaries or affiliates (the “Bank Group”); provided, however, that Executive’s ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed on a securities exchange or quoted on any over-the-counter market shall not be a violation of the foregoing. “Business” shall mean the business of commercial banking and the provision of investment advisory, trust, estate, wealth management and other related financial services to the extent such a service was offered by a member of the Bank Group on the applicable Date of Termination or Change of Control Termination Date. “Compete” shall mean to: (A) be engaged or employed by or otherwise assist any Covered Person whose business is competitive with the Employer’s Business, whether as a sole proprietor, owner, shareholder, officer, director, member, manager, partner, joint venturer, franchiser, franchisee, employee, agent, independent contractor or trustee, or otherwise, in any aspect of the Employer’s Business that Executive was involved with on behalf of the Employer during any part of the 12 month period immediately prior to the applicable Date of Termination or Change of Control Termination Date; or (B) develop, produce, market, sell, furnish, offer and/or otherwise provide any Business services, or advise or consult with any person, partnership, corporation, limited liability company, or other entity regarding the development, production, marketing, selling, furnishing, offering or other provision of such Business services.

(b)       Covenant Not to Solicit Customers. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other natural person, corporation, partnership, limited liability company, trust, association, business association, joint venture, mutual organization or similar entity (a “Covered Person”) (other than a member of the Bank Group) offer to provide any Business services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the Bank Group during any part of the 12 month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable, or (ii) a potential customer to whom any member of the Bank Group offered to provide Business services during any part of the 12 month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable.

(c)       Covenant Not to Solicit Employees. During the Restricted Period, Executive shall not, directly or indirectly, individually or on behalf of any Covered Person, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with Executive or with any Covered Person with whom Executive is or becomes affiliated or associated.

(d)       Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 12 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

(e)       Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 12, and that in addition to all other rights and remedies available to the Employer, the Employer shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Any determination of whether Executive has violated such covenants shall be made by arbitration in Greensboro, North Carolina under the Rules of

Commercial Arbitration (the “Rules”) of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

(f)       Separate Covenants and Severability. The covenants and agreements contained in this Section 12 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

13.       Assignment and Successors.

(a)       Executive. This Agreement is personal to Executive and without the prior written consent of the Employer shall not be assignable by Executive otherwise than, to the extent legally permissible, by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, Executive’s legal representatives.

(b)       The Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns. The Employer will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, share exchange or otherwise) or acquiring all or substantially all of its business or more than 50% of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.

14.       Regulatory Intervention. Notwithstanding anything in this Agreement to the contrary, the obligations of the Employer under this Agreement are subject to the following terms and conditions:

(a)       If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer’s affairs by a notice served under Section 8(e)(3) or (1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818 (e)(3) and (g)(1)), the Employer’s obligations hereunder, as applicable, shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, all of the Employer’s obligations which were suspended shall be reinstated.

(b)       If Executive is removed and/or permanently prohibited from participating in the conduct of the Employer’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1 818 (e)(4) and (g)(1)), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

(c)       If the Employer is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S. C. § 1813 (X)(1)), all obligations of the Employer under this Agreement shall terminate as of the date of default, but any vested rights of Executive shall not be affected.

(d)       All obligations of the Employer under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Employer, if so ordered by the North Carolina Commissioner of Banks (the “Commissioner”) or the Board of Governors of the Federal Reserve System or a Federal Reserve Bank (the “FRB”), at the time the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 (c) of the Federal Deposit Insurance Act (12 U.S.C.§ 1823 (c)), or if so ordered by the Commissioner or the FRB, as applicable, at the time the FDIC approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Commissioner or the FRB to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action.

(e)        With regard to the provisions of this Section 14(a) through (d):

(i)	The Employer shall use its best efforts to oppose any such notice of charges as to which there are reasonable defenses;

(ii)	In the event the notice of charges is dismissed or otherwise resolved in manner that will permit the Employer to resume its obligations to pay compensation hereunder, the Employer will promptly make such payment hereunder; and

(iii)	During any period of suspension under Section 14(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.

(f)       The Employer’s obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the FDIC promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) limiting or prohibiting any “golden parachute payment” as defined therein, but only to the extent that the compensation or payments to be provided by the Employer under this Agreement are so prohibited or limited.

15.       Trade Secrets and Confidential Information. Executive acknowledges that by virtue of Executive’s offices with the Employer, Executive has had and will continue to have access to Trade Secrets and Confidential Information and that, accordingly, the provisions set forth in this Section 15 are reasonably necessary to protect the Employer’s legitimate business interests, do not interfere with public policy or public interest, and are described with sufficient accuracy and definiteness to enable Executive to understand the scope of the restrictions imposed upon Executive.

(a)       Trade Secrets and Confidential Information. Executive acknowledges that: (A) the Employer has and will disclose to Executive certain Trade Secrets and Confidential Information; (B) such Trade Secrets and Confidential Information are the sole and exclusive property of the Employer (or a third party providing such information to the Employer) and the Employer or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right; and (C) the disclosure of such Trade Secrets and Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information.

(i)	Executive may use the Trade Secrets and Confidential Information only in accordance with applicable policies and procedures of the Employer and solely for the Employer’s benefit while Executive is employed or otherwise retained by Employer. Except as authorized in the performance of services for the Employer, Executive will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, or transfer any such Trade Secrets or Confidential Information or any portion thereof. Upon the Employer’s request, Executive shall return all Trade Secrets and Confidential Information and all related materials.

(ii)	Except as otherwise provided in Section 15(e), if Executive is required to disclose any such Trade Secrets or Confidential Information pursuant to a court order or other government process or such disclosure is necessary to comply with applicable law or defend against claims, Executive shall: (i) notify the Employer promptly before any such disclosure is made; (ii) at the Employer’s request and expense take all reasonably necessary steps to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Employer to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

(iii)	Executive’s obligations with regard to Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

(iv)	Executive’s obligations with regard to Confidential Information shall remain in effect while Executive is employed or otherwise retained by the Employer and for 10 years thereafter.

(v)	As used in this Agreement, “Trade Secrets” means information of the Employer or the Employer’s suppliers, customers or prospective customers, including, but not limited to, data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which: (1) derives independent actual or potential commercial value, from not being generally known to or readily ascertainable through independent development by persons or entities who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(vi)	As used in this Agreement, “Confidential Information” means information other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, marketing campaigns, and information regarding employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Executive.

(b)       Employer Property. Upon the Termination of Executive’s employment, Executive shall: (i) deliver to the Employer all records, memoranda, data, documents and other property of any description which refer or relate in any way to Trade Secrets or Confidential Information, including all copies thereof, which are in Executive’s possession, custody or control; (ii) deliver to the Employer all property of the Employer (including, but not limited to, keys, credit cards, customer files, contracts, proposals, work in process, manuals, forms, computer-stored work in process and other computer data, research materials, other items of business information concerning any customer, or business or business methods of the Employer, including all copies thereof) which is in Executive’s possession, custody or control; (iii) bring all such records, files and other materials up to date before returning them; and (iv) fully cooperate with the Employer in winding up Executive’s work and transferring that work to other individuals designated by the Employer.

(c)       Remedies. Executive acknowledges that Executive’s failure to abide by the provisions of this Section 15 would cause irreparable harm to the Employer for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Employer may be entitled by virtue of Executive’s failure to abide by these provisions; the Employer may seek legal and equitable relief, including, but not limited to, preliminary and permanent injunctive relief, for Executive’s actual or threatened failure to abide by these provisions without the necessity of posting any bond, and Executive will indemnify the Employer for all expenses, including attorneys’ fees, in seeking to enforce these provisions.

(d)       Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Executive’s obligations or the Employer’s rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Executive has executed in the past, or may execute in the future or contemporaneously with this Agreement.

(e)       Permitted Disclosures. Nothing in this Agreement shall be construed to prevent, interfere with or restrict Executive’s ability to make disclosures, reports or complaints as authorized, permitted or required by federal or state law, including without limitation pursuant to the provisions of the Sarbanes-Oxley Act or the Dodd-Frank Wall Street Reform Act and Consumer Protection Act (the “Dodd-Frank Act”) or by regulations, rules or orders issued by federal or state regulatory agencies, including without limitation, the Commissioner, the FDIC, the FRB, the U.S. Treasury, or the Securities and Exchange Commission, provided the disclosure does not exceed the extent of disclosure required by such law, regulation, rules or order. Further, nothing in this Agreement shall prevent, impede or interfere (nor shall it be construed to prevent, impede or interfere) with (i) Executive’s obligation to provide full, complete and truthful testimony when so required in response to a subpoena or order from a court or government agency; (ii) Executive’s right to report (including pursuant to whistleblower laws) possible violations of federal, state or local law or other improper actions/omissions to government agencies, to file a charge or complaint of discrimination, harassment or retaliation with government agency; or (iii) Executive’s right to make confidential disclosures of information (including trade secrets) to a government agency, or to an attorney who is advising Executive, for the purpose of reporting or as part of an investigation into a suspected violation of law, nor shall it prohibit Executive from filing a lawsuit, complaint or other document that contains a trade secret, so long as the information containing the trade secret is filed under seal and is not otherwise disclosed except pursuant to court order. Executive understands that Executive’s rights when making such protected disclosures are more fully described in 18 USC §1833, as amended, and include immunity from criminal and civil liability from making protected disclosures of trade secrets under the Defend Trade Secrets Act of 2016. Finally, nothing in this Agreement authorizes the Employer to terminate Executive’s employment or otherwise retaliate against Executive for engaging in any of the foregoing activities.

16.       Certain Payments Delayed for a Specified Employee. If Executive is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh (7th) month following the date of Executive’s Termination to the extent such payments are not exempt from Section 409A and the six (6) month delay in payment is required by Section 409A.

17.       Miscellaneous.

(a)       No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(a)(ii) or Section 9(c)(ii) or (iii), as applicable, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

(b)       Waiver. Failure of a party hereto to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(c)       Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(d)       Other Agents. Nothing in this Agreement is to be interpreted as limiting the Employer from employing other personnel on such terms and conditions as may be satisfactory to it.

(e)       Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Employer and Executive, with respect to the subject matter hereof and supersedes and invalidates any previous employment and severance agreements or contracts with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect.

(f)       Compliance with Section 409A. It is intended that this Agreement shall conform with all applicable Section 409A requirements to the extent Section 409A applies to any provisions of the Agreement. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. None of the payments under this Agreement are intended to result in the inclusion in Executive’s federal gross income on account of a failure under Section 409A(a)(1) of the Code. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. Any payments made under Sections 8 and 9 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation § 1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Any remaining payments under Sections 8 and 9 are intended to qualify for the exclusion for separation pay plans under Treasury Regulation § 1.409A-1(b)(9). Each payment made under Sections 8 and 9 shall be treated as a “separate payment”, as defined in Treasury Regulation § 1.409A-2(b)(2), for purposes of Code Section 409A. Executive acknowledges that the Employer has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including but not limited to Section 409A.

(g)       Recoupment of Excessive or Improper Compensation. Notwithstanding any other provision of this Agreement to the contrary, Executive agrees that any compensation or benefits provided to Executive under this Agreement that are subject to recovery or recoupment pursuant to (i) the Dodd-Frank Act and any rule or regulation promulgated thereunder, (ii) 12 C.F.R. Part 30 or any regulation promulgated thereunder by the Employer’s primary federal regulatory body, (iii) any other law or regulation, or (iv) any internal policy of the Employer adopted or ratified by the Bank Board shall be recouped by the Employer as necessary to satisfy such law, regulation, rule or policy. Executive agrees to return or repay any such compensation or benefit, and authorizes the Employer to deduct such compensation or the cost of such benefit from any other payments due to Executive if Executive fails to make such return or repayment.

(h)       Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(i)       Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven (7) days after mailing if mailed, first class, certified mail, postage prepaid:

To the Employer:

First Bank
300 SW Broad Street
Southern Pines, NC 28387
Attention: Chair of the Board of Directors

To Executive, at Executive’s address shown on the signature page hereof.

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(j)       Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement; provided, that no amendment or modification to this Agreement shall be adopted unless it complies with Section 409A to the extent Section 409A applies to this Agreement and/or to the amendment or modification.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amended and Restated Employment Agreement as of the Effective Date.

FIRST BANCORP

By:
Richard H. Moore, CEO of the Company and Chair of the Board of Directors

FIRST BANK

By:
Richard H. Moore, Chair of the Board of
Directors

EXECUTIVE:

Signature

Street

City and State